UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): May 10, 2007 (May 8, 2007)
Connecticut Water Service, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Connecticut

(State or Other Jurisdiction of Incorporation)

0-8084	06-0739839

(Commission File Number)	(IRS Employer Identification No.)

93 West Main Street, Clinton, Connecticut	06413-0562

(Address of Principal Executive Offices)	(Zip Code)
860-669-8630

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: FORM OF RESTRICTED SHARE AWARD
EX-99.1: COMPANY PRESS RELEASE

Item 8.01 Other Events
     2007 Annual Meeting of Shareholders
     On May 8, 2007, the Company held its 2007 annual meeting of shareholders on the University of Connecticut campus in Storrs, Connecticut. At the Annual Meeting, the Company’s shareholders elected a slate of three directors and ratified the Audit Committee’s selection of PricewaterhouseCoopers LLP as independent auditors for 2007. The President/CEO and the Vice President/CFO’s presentation at the Annual Meeting of Shareholders will be available for viewing for 30 days at the Company’s web site: www.ctwater.com on the Investor Info page.
     Reelected to the 10-member board was Heather Hunt, an attorney in Stratford, Connecticut, and managing member of w.h. Robert & h.f. Hunt, LLC. Ms. Hunt was elected to the Board in June 2006. Also reelected to the Board were Arthur C. Reeds, former Chief Investment Officer at Cigna Corporation, and Eric W. Thornburg, President and CEO of the Company.
     Election of Chairman and Lead Independent Director of the Board of Directors
     The Board of Directors, at its Organizational Meeting following the Annual Meeting of Shareholders, elected Mr. Thornburg as the new Chairman of the Board. Mr. Thornburg replaces Marshall T. Chiaraluce as Chairman. Mr. Chiaraluce retired as President and CEO in March of 2006 and as Chairman on May 8, 2007.
     In addition, the Board elected Donald B. Wilbur, retired from Unilever HPC, USA, after a distinguished leadership career, as the lead independent director of the Board. As lead independent director, Mr. Wilbur’s responsibilities will include presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions of the independent directors, serving as liaison between the Chairman and the independent directors, and calling meetings of the independent directors, if necessary. Mr. Wilbur has been a director of the Company since 1993.
     Director Compensation
     At its Organizational Meeting, the Board of Directors of the Company approved revised compensation arrangements — to be effective as of August 1, 2007 — for members of the Board of Directors, as follows:

Compensation	Prior to	Following
	August 1	August 1

Annual Board cash retainer	$8,000	$8,000
Committee Chair — additional cash retainer	$1,500	$2,000
Board Meeting fee (regular, in-person meetings)	$700	$800
Special Meeting fee (in person or by phone)	$800	$900
Scheduled Committee Meetings (conference calls)	$350	$400

     In addition to the revised cash compensation for Board members, the Board also approved the award of restricted shares of the Company’s Common Stock to each of the Company’s non-employee directors under the Company’s 2004 Performance Stock Program (the “Program”). The number of shares of Common Stock comprising each restricted share award shall, in each case, be equal to $5,000 divided by the fair market value (as calculated under the Program) of a share of Common Stock on May 8, 2007, the date of grant, and rounded up to the nearest whole share.
     The awards are not subject to the attainment of performance conditions and will vest in full as of May 8, 2008, the first anniversary of the date of grant. Each award will be evidenced by a written award agreement between the Company and the non-employee director. A copy of the form of restricted share award agreement for non-employee directors is filed herewith as Exhibit 10.1 and is hereby incorporated by reference.
     Adoption of Share Ownership Guidelines
     At its meeting, the Board of Directors also adopted a guideline for all non-employee directors to acquire ownership of not less than 1,000 shares of Common Stock within a 3-year period following the later of May 8, 2007 for current directors, or the date of election to the Board for newly elected directors.
     Consulting Agreement with Marshall T. Chiaraluce
     Effective with Mr. Chiaraluce’s retirement, the Company entered into a one-year consulting agreement with Mr. Chiaraluce, renewable for an additional year upon agreement of the parties. Under the agreement, the Company will pay Mr. Chiaraluce an annual retainer of $115,000, payable on a quarterly basis. As a consultant, Mr. Chiaraluce will assist the Company with respect to its business development activities involving the investor-owned and municipal water utility marketplace in the New England states.
     Press Release
     On May 10, 2007, the Company issued a press release describing the voting results of shareholders at the annual meeting, the election of Messrs. Thornburg and Wilbur as the new Chairman and Lead Independent Director, respectively, of the Board of Directors and the changes to the compensation for members of the Company’s Board of Directors described above.
     A copy of the Company’s press release dated May 10, 2007 is filed herewith as Exhibit 99.1 and is hereby incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits
     The following are filed herewith as exhibits
     (c) Exhibits

10.1	Form of Restricted Share Award Agreement for non-employee Directors under the Company’s 2004 Performance Stock Program.

99.1	Company press release dated May 10, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONNECTICUT WATER SERVICE, INC. a Connecticut corporation
Date: May 10, 2007	By:	/s/ David C. Benoit
		Name:	David C. Benoit
		Title:	Vice President -- Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Restricted Share Award Agreement for non-employee Directors under the Company’s 2004 Performance Stock Program.

99.1	Company press release dated May 10, 2007.